Exhibit 10.63

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of July 23, 2003 by and between SmarTire Systems, Inc., a Yukon Territory corporation (the "Company") and Talisman Management Limited (the "Purchaser").

Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in Article 9 hereof.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to Purchaser from time to time as provided herein, and Purchaser shall be obligated to purchase up to $15,000,000 worth of shares of Common Stock subject to the terms herein; and

WHEREAS, such investments will be made by the Purchaser as statutory underwriter of a registered indirect primary offering of such Common Stock by the Company.

NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF COMMON STOCK

Section 1.1. Purchase and Sale of Draw Down Shares. Upon the terms and subject to the conditions of this Agreement, the Company may sell and issue to the Purchaser and the Purchaser shall be obligated to purchase from the Company, up to an aggregate of $15,000,000 worth of shares of Common Stock (the "Commitment Amount") and the Warrant.

Section 1.2. Initial Closing. The execution and delivery of this Agreement and the other agreements referred to herein (the "Initial Closing") shall take place at the offices of Feldman Weinstein LLP, 420 Lexington Avenue, Suite 2620, New York, New York 10170 (i) at 10:00 a.m. local time within five (5) Trading Days of the date hereof, or (ii) at such other time and place or on such date as the Purchaser and the Company may agree upon (the "Initial Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Initial Closing.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Company. Except as set forth in the SEC Reports or under the corresponding section of the Disclosure Schedules attached hereto, the Company hereby makes the following representations and warranties as of the date hereof, as of the Initial Closing Date and as of each Settlement Date, to the Purchaser:

(a) Subsidiaries. The Company has no direct or indirect subsidiaries. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company, the Subsidiaries and any other subsidiary of the Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement, (b) the notice and/or the application(s) to each Principal Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (c) the filing of a Form D with the Commission and any other exemptive filings as are required to be made under applicable securities laws, and (d) such other filings as may be required following the Initial Closing Date under the Securities Act, the Exchange Act and any applicable corporate or securities law.

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrant.

(g) Capitalization. The capitalization of the Company is as described in the Company's most recent periodic report filed with the Commission. The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser and HPC Capital Management).

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports" and, together with the Disclosure Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within, and except as described in, the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. To the knowledge of the Company and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures, controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-QSB for the quarter ended April 30, 2003 (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

(s) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t) Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(u) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(v) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchaser's ownership of the Securities.

(x) Disclosure. The Company confirms that, neither the Company nor any other Person acting on its behalf has provided any of the Purchaser or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(y) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

Section 2.2. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction Document to which it is party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b) Investment Intent. The Purchaser understands that the Warrant and Warrant Shares are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Warrant and Warrant Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser's right to sell such Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

ARTICLE 3

COVENANTS

The Company and the Purchaser covenants as follows:

Section 3.1. The Shares. As of the date of each applicable Draw Down Notice, the Company will have authorized and reserved, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Draw Down Shares to be issued in connection with such Draw Down requested under this Agreement. The Draw Down Shares to be issued under this Agreement, when paid for and issued in accordance with the terms hereof, shall be duly and validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock. Anything in this Agreement to the contrary notwithstanding, the Company may not make a Draw Down to the extent that such Draw Down exceeds 4.999% of the then outstanding shares of Common Stock.

Section 3.2. Securities Compliance. If applicable, the Company shall notify the Principal Market, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrant to the Purchaser.

Section 3.3. Registration and Listing. The Company will use its commercially reasonable best efforts to cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not voluntarily take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will use its commercially reasonable best efforts to (i) continue the listing or trading of its Common Stock on the Principal Market, (ii) comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, and (iii) provide the Purchaser's counsel with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof.

Section 3.4. Escrow Arrangement. The Company and the Purchaser shall enter into an escrow arrangement (the "Escrow Agreement") with Feldman Weinstein LLP (the "Escrow Agent") in the form of Exhibit B hereto respecting payment against delivery of the Draw Down Shares.

Section 3.5. Registration Rights Agreement. The Company and the Purchaser shall enter into the Registration Rights Agreement in the Form of Exhibit A hereto. Before the Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Draw Down Shares to be issued in connection with such Draw Down.

Section 3.6. Accuracy of Registration Statement. On each Settlement Date, the Registration Statement and the prospectus therein shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; and on such Settlement Date the Registration Statement and the prospectus therein will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement and the prospectus therein in reliance upon and in conformity with the information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement and the prospectus therein.

Section 3.7. Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would reasonably be expected to have a Material Adverse Effect.

Section 3.8. Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which entries that are complete in all material respects will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.9. Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down. The Company will promptly notify the Purchaser in writing upon the occurrence of any of the following events (without indicating the nature of such event) in respect of the Registration Statement or related prospectus in respect of the Shares: (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction in which the Purchaser is entitled to sell the Shares hereunder or the receipt of notice with respect to the initiation of any proceeding for such purpose; (iv) becoming aware that any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's determination that the filing of a post-effective amendment to or withdrawal of the Registration Statement is required. The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events. The Company shall promptly make available to the Purchaser any such supplements or amendments to the related prospectus, at which time, provided that the registration statement and any supplements and amendments thereto are then effective, the Company may recommence the delivery of Draw Down Notices.

Section 3.10. Consolidation; Merger. The Company shall not, at any time prior to the termination of this Agreement, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Purchaser such shares of Common Stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

Section 3.11. Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.12. Securities Laws Disclosure; Publicity. The Company shall, within one (1) Trading Day of the Initial Closing Date, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to each Purchaser disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the Commission. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (b) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under subclause (a) or (b).

Section 3.13. Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

The Purchaser covenants with the Company as follows:

Section 3.14. Prospectus Delivery Requirements. The Purchaser agrees that it will, whenever required by federal securities laws, deliver the Prospectus included in the Registration Statement to any purchaser of Draw Down Shares from the Purchaser in such manner as is required under the federal securities laws.

ARTICLE 4

CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

Section 4.1. Conditions Precedent to the Obligation of the Company and to Sell the Shares. The obligation hereunder of the Company to proceed to close this Agreement and to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company in writing at any time in its sole discretion.

(a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such dates).

(b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. No material action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

Section 4.2. Conditions Precedent to the Obligation of the Purchaser to Close. The obligation hereunder of the Purchaser to perform its obligations under this Agreement and to purchase the Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser in writing at any time in its sole discretion.

(a) Accuracy of the Company's Representations and Warranties. Except as set forth in the Disclosure Materials or the disclosure schedules attached to the applicable Draw Down Notice, each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date).

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. No material action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Opinion of Counsel, Etc. At the Initial Closing, the Purchaser shall have received an opinion of counsel to the Company, dated as of the Initial Closing Date, in the form of Exhibit C hereto.

(f) Warrant. On the Initial Closing Date, the Company shall issue to the Purchaser a warrant to purchase up to 1,000,000 shares of Common Stock (the "Warrant"). The Warrant shall be exercisable for the period of 3 years beginning immediately upon issuance. The exercise price of the Warrant shall be equal to $0.1955, subject to adjustment therein. The Warrant shall be in the form of Exhibit E hereto.

Section 4.3. Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

(a) Satisfaction of Conditions to Initial Closing. The Company shall have satisfied at the Initial Closing, or the Purchaser shall have waived at the Initial Closing, the conditions set forth in Section 4.2 hereof

(b) Effective Registration Statement. The Registration Statement registering the Shares to be delivered in connection with the applicable Draw Down shall have been declared effective by the SEC and shall remain effective during the applicable Draw Down Pricing Period and on the applicable Settlement Date.

(c) No Suspension. Trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the Principal Market unless the general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice.

(d) Material Adverse Effect. No Material Adverse Effect and no Consolidation Event where the successor entity has not agreed to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement shall have occurred, such occurrences to be determined in accordance with Section 8.8 herein.

(e) Opinion of Counsel. The Purchaser shall have received a "bring-down" letter from the Company's counsel, confirming that there is no change from the counsel's previously delivered opinion, or else specifying with particularity the reason for any change and an opinion as to the additional items specified in Exhibit C hereto.

ARTICLE 5

DRAW DOWN TERMS

Section 5.1. Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

(a) The Company may, in its sole discretion, issue and exercise draw downs against the Commitment Amount (each a "Draw Down") during the Commitment Period, which Draw Downs the Purchaser shall be obligated to accept, subject to the terms and conditions herein.

(b) Only one Draw Down shall be allowed in each Draw Down Pricing Period and the Company may not exercise a Draw Down until the applicable Trading Cushion has elapsed since the end of the previous Draw Down Pricing Period. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined as set forth in Section 5.1(e) herein and settled on or before the 2nd Trading Day immediately after each consecutive 10 Trading Day period within a Draw Down Pricing Period (each such 10 Trading Day settlement period and each such settlement date referred to as a "Settlement Period" and a "Settlement Date", respectively)

(c) In connection with each Draw Down Pricing Period, the Company shall set the Threshold Price in the Draw Down Notice.

(d) The maximum Investment Amount as to each Draw Down shall be equal to the greater of (i) $300,000 and (ii) 12.5% of the average of the VWAPs for the thirty (30) day period immediately prior to the date of the Draw Down Notice multiplied by the total aggregate trading volume in respect of the Common Stock for such period; provided that no Draw Down shall be less than $300,000.

(e) The number of Shares of Common Stock to be issued on each Settlement Date shall be a number of shares equal to one-half of the Investment Amount divided by (ii) 88% of the VWAP for the applicable Settlement Period, subject to the following adjustments:

(i) if the VWAP on a given Trading Day is less than the Threshold Price, then such Trading Day shall be withdrawn from the Draw Down Pricing Period and the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by an amount equal to 1/20th of the Investment Amount; and

(ii) if during any Trading Day during the Draw Down Pricing Period trading of the Common Stock on the Principal Market is suspended for more than 3 hours, in the aggregate, or if any Trading Day during the Draw Down Pricing Period is shortened because of a public holiday, then such Trading Days shall be withdrawn from the Draw Down Pricing Period and the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by an amount equal to 1/20th of the Investment Amount; and

(iii) if during any Trading Day during the Draw Down Pricing Period sales of Draw Down Shares pursuant to the Registration Statement are suspended by the Company in accordance with Sections 3(d) or 5(e) of the Registration Rights Agreement for more than three (3) hours, in the aggregate, then such Trading Days shall be withdrawn from the Draw Down Pricing Period and the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by an amount equal to 1/20th of the Investment Amount.

(f) The Company must inform the Purchaser by delivering a draw down notice, in the form of Exhibit D hereto (the "Draw Down Notice"), via facsimile transmission in accordance with Section 8.5 as to the amount of the Draw Down (the "Investment Amount") the Company wishes to exercise; provided; however, if the Commencement Date shall be the date on which the Draw Down Notice is delivered, the Draw Down Notice must delivered to the Purchaser at least 1 hour before trading commences on such Trading Day date. At no time shall the Purchaser be required to purchase more than the maximum Investment Amount for a given Draw Down Pricing Period.

(g) On or before each Settlement Date, the Shares purchased by the Purchaser shall be delivered to The Depository Trust Company ("DTC") on the Purchaser's behalf. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designees via DTC through its Deposit Withdrawal Agent Commission ("DWAC") system prior to 1:00 p.m. ET, the Purchaser shall wire transfer immediately available funds equal to the Investment Amount, as may be adjusted pursuant to Section 5.1(e), to the Company's designated account on such day. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designee's DTC account via DWAC after 1:00 p.m. ET, the Purchaser shall wire transfer next day available funds to the Company's designated account on such day. In the event that either party elects to use the Escrow Agent, the Shares shall be delivered by the Company to the Escrow Agent upon receipt by the Escrow Agent of payment for the Draw Down Shares into the Escrow Agent's master escrow account and notice to the Company thereof, all as further set forth in the Escrow Agreement.

(h) The Company understands that a delay in the delivery of the Draw Down Shares into the Purchaser's DTC account beyond five (5) Trading Days after the dates set forth herein or in the Escrow Agreement, as may be applicable, could result in economic loss to the Purchaser. Notwithstanding anything herein to the contrary, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late delivery after five (5) Trading Days from such dates in accordance with the following schedule (where "No. Trading Days Late" is defined as the number of Trading Days beyond five (5) Trading Days from the dates set forth herein or in the Escrow Agreement, as applicable, on which such Draw Down Shares are to be delivered into the Purchaser's DTC account via the DWAC system):
No. Trading Days Late	Late Payment for Each $5,000 of Draw Down Shares Being Purchased
1	$50
2	$100
3	$150
4	$200
5	$250
6	$300
7	$350
8	$400
9	$450
10	$500
More than 10	$500 +$100 for each Trading Day Late beyond 10 Trading Days

The Company shall pay any payments incurred under this Section 5.1(h) in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue injunctive relief and/or actual damages for the Company's failure to issue and deliver the Draw Down Shares to the Company.

ARTICLE 6

TERMINATION

Section 6.1. Term. The term of this Agreement shall begin on the date hereof and shall end 36 months from the Effective Date, as otherwise set forth in Section 6.2 or as mutually agreed to by the Company and the Purchaser.

Section 6.2. Other Termination.

(a) This Agreement shall terminate upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred and has not been cured for a period of ninety (90) days after giving notice thereof, (ii) the Common Stock is de-listed from the Principal Market unless such de-listing is in connection with a subsequent listing on another Principal Market, or (iii) the Company files for protection from creditors under any applicable law.

(b) The Company may terminate this Agreement upon five (5) Trading Day's notice if the Purchaser shall fail to fund a properly noticed Draw Down within five (5) Trading Days of the end of the applicable Settlement Period.

Section 6.3. Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.2 herein, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 or 6.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1, 8.2 and 8.9, and Article 7 herein, which shall survive the termination of this Agreement. Nothing in this Section 6.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE 7

INDEMNIFICATION

Section 7.1 Indemnification of Purchaser. The Company will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any cause of action, suit or claim brought or made against such Purchaser Party and arising solely out of or solely resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents and without causation by any other activity, obligation, condition or liability pertaining to the Purchaser. The Company will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

ARTICLE 8

MISCELLANEOUS

Section 8.1. Fees and Expenses. On the Initial Closing Date, the Company agrees to pay $5,000 to the Purchaser for its legal, escrow and due diligence fees and expenses incurred in connection with the investigation and negotiation of the transaction and the preparation and negotiation of the Transaction Documents. On the first Settlement Date, the Company agrees to pay $12,500 to the Purchaser for its legal, escrow and due diligence fees and except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities to the Purchaser.

Section 8.2. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 8.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 5:30 p.m. (New York City time) on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) three Trading Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 8.4. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 8.5. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 8.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchaser".

Section 8.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Article 7.

Section 8.8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 8.9. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Initial Closing and the delivery and exercise of the Securities, as applicable.

Section 8.10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 8.11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 8.12. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

Section 8.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 8.14. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

ARTICLE 9

DEFINITIONS

Section 9.1. Certain Definitions.

(a) "Affiliate" shall mean any person who is an "affiliate" of the applicable party within the meaning of Rule 405 promulgated under the Securities Act.

(b) "Commencement Date" shall mean the first day of a Draw Down Pricing Period.

(c) "Commitment Amount" shall have the meaning assigned to such term in Section 1.1 hereof.

(d) "Commitment Period" shall mean the period of 36 consecutive months commencing immediately after the Effective Date.

(e) "Common Stock" shall mean the Company's common stock, no par value per share, and any securities into which such common stock may hereafter be reclassified

(f) "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(g) "Consolidation Event" shall mean a sale of all or substantially all of the Company's assets or a merger pursuant to which the holders of the voting securities of the Company prior to the merger do not own a majority of the voting securities of the surviving entity.

(h) "Disclosure Letter" shall mean the separate disclosure letter prepared by the Company and delivered concurrently herewith.

(i) "Draw Down" shall have the meaning assigned to such term in Section 5.1(a) hereof.

(j) "Draw Down Notice" shall have the meaning assigned to such term in Section 5.1(f) hereof.

(k) "Draw Down Pricing Period" shall mean a period of 20 consecutive Trading Days beginning on the date specified in the Draw Down Notice; provided, however, the Draw Down Pricing Period shall not begin before the day on which receipt of such notice is delivered to Purchaser pursuant to Section 8.3 herein.

(l) "Draw Down Shares" shall mean the shares of Common Stock issuable pursuant to a Draw Down.

(m) "DTC" shall have the meaning assigned to such term in Section 5.1(g).

(n) "DWAC" shall have the meaning assigned to such term in Section 5.1(g).

(o) "Effective Date" shall mean the date the Registration Statement of the Company covering the Shares being subscribed for hereby is declared effective by the SEC.

(p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q) "GAAP" shall mean the United States Generally Accepted Accounting Principles as those conventions, rules and procedures are determined by the Financial Accounting Standards Board and its predecessor agencies.

(r) "Initial Closing" shall have the meaning assigned to such term in Section 1.2 hereof.

(s) "Initial Closing Date" shall have the meaning assigned to such term in Section 1.2 hereof.

(t) "Investment Amount" shall have the meaning assigned to such term in Section 5.1(f) hereof.

(u) "Material Adverse Effect" shall mean any adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document, (iii) the business, results of operations, assets, properties or financial condition of the Company, that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement, including but not limited to, any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation of the Company.

(v) "Principal Market" shall mean initially the OTC Bulletin Board and shall include the Nasdaq Small-Cap Market, the American Stock Exchange, the Nasdaq National Market and the New York Stock Exchange if the Company becomes listed and trades on such market or exchange after the date hereof.

(w) "Purchaser Material Adverse Effect" shall mean any adverse effect on the business, operations, prospects or financial condition of the Purchaser that is material and adverse to the Purchaser and/or any condition, circumstance or situation that would prohibit or otherwise materially interfere with the ability of the Purchaser to perform any of its material obligations under this Agreement or the Registration Rights Agreement.

(x) "Registration Statement" shall mean the registration statement under the Securities Act, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement").

(y) "SEC" shall mean the Securities and Exchange Commission.

(z) "SEC Reports" shall have the meaning assigned to such term in Section 2.1(h).

(aa) "Securities" shall mean the Draw Down Shares, the Warrant and the Warrant Shares.

(bb) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc) "Settlement" shall mean the delivery of the Draw Down Shares into the Purchaser's DTC account via DTC's DWAC system in exchange for payment therefor.

(dd) "Settlement Date" shall have the meaning assigned to such term in Section 5.1(b).

(ee) "Settlement Period" shall have the meaning assigned to such term in Section 5.1(b).

(ff) "Shares" shall mean, collectively, the Draw Down Shares and the Warrant Shares.

(gg) "Subsidiary" shall mean a "significant subsidiary" as that term is defined in Regulation S-X of the Exchange Act.

(hh) "Threshold Price" shall mean the price per Share designated by the Company as the lowest price during any Draw Down Pricing Period at which the Company shall sell its Common Stock in accordance with this Agreement.

(ii) "Trading Cushion" shall mean the mandatory six (6) Trading Days between Draw Down Pricing Periods.

(jj) "Trading Day" shall mean any day on which the Principal Market is open for business.

(kk) "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement and the Escrow Agreement.

(ll) "VWAP" shall mean, for any period of time in question, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date on the primary Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. ET to 4:02 p.m. Eastern Time); (b)  if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser.

(mm) "Warrant" shall mean the Warrant issued to the Purchaser pursuant to Section 4.2(f) hereof.

(nn) "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrant.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of this 23rd day of July, 2003.

SMARTIRE SYSTEMS, INC.

By: /s/ Robert Rudman
Name: Robert Rudman
Title: President and CEO

Address for Notice:

SmarTire Systems Inc.
Suite 150 - 13151 Vanier Place
Richmond, British Columbia
Canada V6V 2J1

Attn: Robert Rudman, CEO
Tel: (604) 276-9884
Fax: (604) 276-2350

With a copy to:
(which shall not constitute notice):

Clark, Wilson
800 - 885 West Georgia Street
Vancouver, BC
Canada V6C 3H1

Attn: Bernard Pinsky
Tel: (604) 643-3153
Fax: (604) 687-6314

[SIGNATURE PAGE OF PURCHASER FOLLOWS]

[SIGNATURE PAGE OF PURCHASER]

Address PO Box 175 12-14 Finch Road, Douglas Isle of Man IM99 1TT Attn: Gordon Mundy or Rosemary Marr Fax: 44 1624 620588	TALISMAN MANAGEMENT LIMITED
By: /s/ Gordon J. Mundy Name: Gordon J. Mundy Title: President

WGM COMMENTS

Exhibit A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of July 23, 2003 between Talisman Management Limited ("Purchaser") and SmarTire Systems, Inc. (the "Company").

WHEREAS, simultaneously with the execution and delivery of this Agreement, pursuant to a Common Stock Purchase Agreement dated the date hereof (the "Purchase Agreement") the Purchaser has committed to purchase up to $15,000,000 of the Company's Common Stock (capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

WHEREAS, the Company desires to grant to the Purchaser the registration rights set forth herein with respect to the Draw Down Shares and the Warrant Shares (collectively, the "Securities").

NOW, THEREFORE, the parties hereto mutually agree as follows:

Section 1. Registrable Securities. As used herein the term "Registrable Security" means the Draw Down Shares and the Warrant Shares; provided, however, that any shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities (i) when sold pursuant to the Registration Statement, (ii) when sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144"), (iii) upon any sale in any manner to a person or entity which is not entitled pursuant to Section 9 to rights under this Agreement, or (iv) such time as, in the opinion of counsel to the Company, such Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

Section 2. Restrictions on Transfer. The Purchaser acknowledges and understands that in the absence of an effective Registration Statement authorizing the resale of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144. The Purchaser understands that no disposition or transfer of the Securities may be made by Purchaser in the absence of (i) an opinion of counsel to the Purchaser, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or (ii) registration of the Securities under the Securities Act.

With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees:

(a) to comply with the provisions of paragraph (c)(1) of Rule 144; and

(b) to use its best effort to file with the Securities and Exchange Commission (the "Commission") in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and furnish the Purchaser with such other reports and documents of the Company as the Purchaser may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

Section 3. Registration Rights With Respect to the Securities.

(a) The Company agrees that it will prepare and file with the Commission, within 45 days after the date hereof or within ten (10) days of the registration statement filed in connection with certain debentures issued as of July 17, 2003 being declared effective by the Commission, whichever is later, a registration statement (on Form S-1, or other appropriate form of registration statement) under the Securities Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of Purchaser, so as to permit a public offering and resale of the Securities under the Securities Act by Purchaser. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective within 90 days of the date hereof (120 days of the date hereof in the event of a review of such Registration Statement by the Commission) or five business (5) days of clearance by the Commission and will within said five (5) business days request acceleration of effectiveness of the Registration Statement by the Commission. The Company will notify Purchaser of the effectiveness of the Registration Statement within one Trading Day of such event.

(b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof effective under the Securities Act until the earliest of (i) the date that all the Registrable Securities have been disposed of pursuant to the Registration Statement, (ii) 360 days from the last date Registrable Securities are issued, (iii) the date that all of the Securities may be sold under the provisions of Rule 144, (iv) the date all Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend, or (v) the date all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act (the "Effectiveness Period").

(c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Purchaser shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of its counsel. The Purchaser and its counsel shall have a reasonable period, not to exceed three (3) Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide the Purchaser with copies of any comment letters received from the Commission with respect thereto within two (2) Trading Days of receipt thereof. The Company shall make reasonably available for inspection by Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by the Purchaser or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement; provided, however, that all records, information and documents that are designated in writing by the Company as confidential, proprietary or containing any material non-public information shall be kept confidential by the Purchaser and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of the Purchaser, underwriter, attorney, accountant or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public through a third party not in violation of an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Purchaser and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Purchaser and other parties. The Company at its expense will supply the Purchaser with such reasonable number of copies of the Registration Statement and the final prospectus included therein (the "Prospectus") and other related documents as the Purchaser may request in order to facilitate the public sale or other disposition of the Registrable Securities.

(d) The Company shall not be required by this Section 3 to include the Purchaser's Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Purchaser and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Purchaser and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Purchaser in writing of the existence of a Potential Material Event (as defined in Section 3(e) below), the Purchaser shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Securities, from the time of the giving of notice with respect to a Potential Material Event until the Purchaser has received copies of a supplemented or amended Prospectus or until the Purchaser is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus (the "Suspension Period"); provided, however, that, if a Suspension Period occurs during any periods commencing on a Trading Day a Draw Down Notice is deemed delivered and ending ten (10) Trading Days following the end of the corresponding Draw Down Pricing Period, then the Company must compensate the Purchaser for any net decline in the market value of any Securities committed to be purchased by the Purchaser through the end of such Suspension Period. Net decline shall be calculated as the difference between the highest VWAP during the applicable Suspension Period and the VWAP on the Trading Day immediately following a properly delivered notice to the Purchaser that such Suspension Period has ended. The Company must give Purchaser notice in writing promptly upon knowledge that a Suspension Period may occur without indicating the nature of such Suspension Period.

(e) "Potential Material Event" means any of the following: (i) the possession by the Company of material information that is not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement would be detrimental to the business or affairs of the Company; or (ii) any material engagement, development or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information; or (iii) pursuant to applicable law, a fundamental change that requires the Company to file a post-effective amendment to the Registration Statement, change the plan of distribution to the Prospectus, or must update the information included in the Prospectus pursuant to Section 10(a)(3) of the Securities Act.

(f) If the Company has delivered a Prospectus to the Purchaser and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested, the Purchaser shall immediately cease making offers of Registrable Securities. The Company shall promptly provide the Purchaser with revised Prospectuses and, following receipt of the revised Prospectuses, the Purchaser shall be free to resume making offers of the Registrable Securities.

Section 4. Cooperation with Company. The Purchaser will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Purchaser and proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. The Purchaser shall consent to be named as an underwriter in the Registration Statement. Purchaser acknowledges that in accordance with current Commission policy, the Purchaser will be named as the underwriter of the Registrable Securities in the Registration Statement.

Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Purchaser's assistance and cooperation as reasonably required:

(a) As expeditiously as possible prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep such Registration Statement effective until the end of the Effectiveness Period and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by the Registration Statement (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act);

(b) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of the Prospectus (including any supplements thereto), (i) provide draft copies thereof to the Purchaser and reflect in such documents all such comments as the Purchaser (and its counsel) reasonably may propose and (ii) furnish to the Purchaser such numbers of copies of the Prospectus including a preliminary prospectus or any amendment or supplement to the Prospectus, as applicable, in conformity with the requirements of the Securities Act, and such other documents, as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(c) as expeditiously as possible use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the applicable blue sky laws as requested by the Purchaser (subject to the limitations set forth in Section 3(c) above), and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to execute any general consent to service of process;

(d) list such Registrable Securities on the Principal Market, and any other exchange on which the Common Stock of the Company is then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or the Principal Market;

(e) notify the Purchaser at any time when the Prospectus is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment or curative supplement under Section 5(a) as quickly as commercially possible and the period beginning on the date of notice until the curative amendment is effective or curative supplement is provided to the Purchaser shall be deemed a Suspension Period and the Company shall compensate the Purchaser as set forth in Section 3(d) herein;

(f) as promptly as practicable after becoming aware of such event, notify the Purchaser (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any state authority of any stop order or other suspension of the effectiveness of the Registration Statement and use commercially reasonable efforts to effect the withdrawal, rescission or removal of such stop order or other suspension; and

(g) maintain a transfer agent for its Common Stock.

Section 6. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act ("Distributing Purchaser") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees incurred by the Distributing Purchaser), to which the Distributing Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, the Prospectus or amendment or supplement to such Registration Statement, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, the Prospectus or amendment or supplement to the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Purchaser specifically for use in the preparation thereof. This Section 6(a) shall not inure to the benefit of any Distributing Purchaser with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Purchaser failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the Prospectus to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Purchaser was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Purchaser agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees incurred by the Purchaser) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, the Prospectus or amendment or supplement to the Registration Statement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, the Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Purchaser specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have. Notwithstanding anything to the contrary herein, the Purchaser shall not be liable under this Section 6(b) for any amount in excess of the net proceeds to such Purchaser as a result of the sale of Registrable Securities pursuant to the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action as to which indemnity may be sought under this Section 6, notify the indemnifying party of the commencement thereof and shall permit the indemnifying party to assume the defense of any claim or any litigation resulting therefrom; provided, that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld, conditioned or delayed); but the failure to notify the indemnifying party will not relieve the indemnifying party from any obligations which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right, at such party's own expense, to employ separate counsel in any such action and to participate in the defense thereof; provided that the indemnifying party shall pay such expense if: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party reasonably concludes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding; provided further that in no event shall the indemnifying party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the indemnified party. No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and no indemnified party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) If the indemnifying party does not assume the defense of any claim or litigation pursuant to this Section 6, all reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees incurred by the indemnified party in connection with a claim or litigation covered by this Section 6 shall be paid to the indemnified party, as incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

Section 7. Contribution.

(a) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the Purchaser shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Purchaser on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Notwithstanding any other provision of this Section 7, in no event shall any (i) Distributing Purchaser be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the gross proceeds to be received by the Distributing Purchaser from the sale of the Distributing Purchaser's Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be delivered as set forth in the Purchase Agreement.

Section 9. Assignment. Neither this Agreement nor any rights of the Purchaser or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased by the Purchaser pursuant to the Purchase Agreement other than through open-market sales, and (b) upon the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed in the case of an assignment to an affiliate of the Purchaser, the Purchaser's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Purchaser) who agrees to be bound hereby.

Section 10. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

Section 11. Remedies and Severability. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of those that may be hereafter declared invalid, illegal, void or unenforceable.

Section 12. Conflicting Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Purchasers in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

Section 13. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. The Company and the Purchaser agree to submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorneys' fees, from the non-prevailing party.

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[REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date set forth above.

SMARTIRE SYSTEMS, INC.

By: /s/ Robert Rudman
Name: Robert Rudman
Title: President and CEO

TALISMAN MANAGEMENT LIMITED

By: /s/ Gordon J. Mundy
Name: Gordon J. Mundy
Title: President

 EXHIBIT A

Exhibit B

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Escrow Agreement") is made as of July 23, 2003, by and among SmarTire Systems, Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"), Talisman Management Limited, A British Virgin Islands corporation (the "Purchaser") and Feldman Weinstein, LLP with offices at 420 Lexington Avenue, Suite 2620, New York, New York 10170 (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Common Stock Purchase Agreement referred to in the first recital.

WHEREAS, the Purchaser will from time to time as requested by the Company, purchase shares of the Company's Common Stock from the Company as set forth in that certain Common Stock Purchase Agreement (the "Purchase Agreement") dated the date hereof between the Purchaser and the Company, which shares shall be issued pursuant to the terms and conditions contained herein and in the Purchase Agreement; and

WHEREAS, the Company and the Purchaser have requested that the Escrow Agent hold in escrow and then distribute the initial documents and certain funds which are conditions precedent to the effectiveness of the Purchase Agreement, and have further requested that upon each exercise of a Draw Down, the Escrow Agent hold the relevant documents and the applicable Investment Amount pending receipt by the Purchaser of the securities issuable upon such Draw Down;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW FOR THE INITIAL CLOSING

1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds and documents which are referenced in the Purchase Agreement.

1.2. At the Initial Closing, the Company shall deliver to the Escrow Agent:

(i) the original executed Registration Rights Agreement in the form of Exhibit A to the Purchase Agreement;

(ii) the original executed opinion of Clark, Wilson, in the form of Exhibit C to the Purchase Agreement;

(iii) the original executed Company counterpart of this Escrow Agreement;

(iv) the original executed Company counterpart of the Purchase Agreement;

(v) a warrant, issued to HPC Capital Management, to purchase up to 250,000 shares of Common Stock at an exercise price equal to $0.10, which warrant shall otherwise be identical to the Warrant ("HPC Warrant"); and

(vi) the original executed Warrant.

1.3. Upon notice from the Company and the Purchaser that each is satisfied that the conditions to closing in the Purchase Agreement have been met, the Escrow Agent shall arrange to have the Purchase Agreement, this Escrow Agreement, the Registration Rights Agreement, the Warrant, the HPC Warrant and the opinion of counsel delivered to the appropriate parties.

1.4. Wire transfers to the Escrow Agent (not address for notice or delivery of documents) shall be made as follows:

STERLING NATIONAL BANK
622 3RD AVENUE
NEW YORK, NY 10017
Account Name: Feldman Weinstein LLP
ABA ROUTING NO: 026007773
ACCT NO: 0814180101
Remark: SMTR/[FUND NAME]

ARTICLE II

TERMS OF THE ESCROW FOR EACH DRAW DOWN

2.1. If the Purchaser elects to use the Escrow Agent in connection with a Draw Down as provided in the Purchase Agreement, the Purchaser shall send a copy by facsimile, to the Escrow Agent, of the Draw Down Notice delivered by the Company to the Purchaser as provided in the Purchase Agreement.

2.2. If the Purchaser elects to use the Escrow Agent in connection with the purchase of Draw Down Shares as provided in the Purchase Agreement, the Purchaser shall send the applicable Investment Amount of the Draw Down Shares to the Escrow Agent. Upon receipt of such funds, the Escrow Agent shall advise the Company that it has received the funds for such Draw Down Shares. The Company shall promptly, but no later than four (4) Trading Days after receipt of such funding notice from the Escrow Agent:

(i) cause its transfer agent to issue and deliver the Draw Down Shares to the Purchaser to the address specified by the Purchaser from time to time;

(ii) deliver the original executed attorney's opinion in the form of Exhibit C to the Purchase Agreement to the Purchaser; and

(iii) deliver a Form 424(b) supplemental prospectus to the Purchaser.

2.3. Upon receipt of written confirmation from the Purchaser that such Draw Down Shares have been so received and the opinion and the supplemental prospectus have been so delivered, the Escrow Agent shall, within two (2) Trading Days, wire 95% of the Investment Amount of such Draw Down Shares per the written instructions of the Company net of $1,500 for to the Escrow Agent as an escrow fee and the remaining 5% of the Investment Amount per the written instructions of HPC Capital Management; provided, as to the first Settlement Date only, $12,500 shall be netted out of the Company's proceeds and paid to the Purchaser for its legal and administrative costs and expenses relating to this transaction.

2.4. In the event that such Draw Down Shares, the opinion and supplemental prospectus are not delivered to the Purchaser within five (5) Trading Days of the date of the Escrow Agent's notice, then Purchaser shall have the right to demand, by notice, the return of the Investment Amount, and such Draw Down Notice shall be deemed cancelled.

ARTICLE III

MISCELLANEOUS

3.1. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

3.2. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as set forth in the Purchase Agreement.

3.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

3.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by their respective agents duly authorized in writing or as otherwise expressly permitted herein.

3.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

3.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Except as expressly set forth herein, any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall be brought as set forth in the Purchase Agreement.

3.7. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Purchaser and the Escrow Agent.

3.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, excepting only its own gross negligence, bad faith or willful misconduct.

3.9. The Escrow Agent may rely on any written notice, instruction, instrument, statement, certificate, request or other document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person.

3.10. The Escrow Agent shall be entitled to employ such legal counsel, and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Purchaser, and may continue to act as legal counsel for the Purchaser, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent in such capacity as legal counsel for the Purchaser and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Purchaser and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

3.11. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchaser. In the event of any such resignation, the Purchaser and the Company shall appoint a successor Escrow Agent.

3.12. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

3.13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion, upon receipt of notice of such dispute or claim (i) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment of a board of arbitration or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (ii) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

3.14. The Company and the Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses (including reasonable attorneys' fees) in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Escrow Agent.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of this 23rd day of July, 2003.

SMARTIRE SYSTEMS, INC.

By: /s/ Robert Rudman
Name: Robert Rudman
Title: President and CEO

TALISMAN MANAGEMENT LIMITED

By: /s/ Gordon J. Mundy
Name: Gordon J. Mundy
Title: President

ESCROW AGENT:

FELDMAN WEINSTEIN, LLP

By: /s/ Robert Charron
Name: Robert Charron
Title: Authorized Signatory

 EXHIBIT D

EXHIBIT C

FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

[DATE]

Talisman Management Limited
[ADDRESS]

Re: Common Stock Purchase Agreement Between Talisman Management Limited and SmarTire Systems, Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to the Common Stock Purchase Agreement by and between Talisman Management Limited (the "Purchaser") and SmarTire Systems, Inc. (the "Company"), dated as of July 23, 2003 (the "Purchase Agreement"), which provides for the issuance and sale by the Company of up to $15,000,000 of Common Stock (the "Shares") of the Company and Warrants. All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

We have acted as counsel for the Company in connection with the preparation of the following documents (collectively, the "Transaction Documents"): (a) the Purchase Agreement; (b) the Warrants; (c) the Registration Rights Agreement between the Purchaser and the Company, dated as of July 23, 2003 (the "Registration Rights Agreement"); and (d) the Escrow Agreement between the Purchaser, the Company and Feldman Weinstein, LLP, dated as of July 23, 2003 (the "Escrow Agreement").

We have examined such statutes, public and corporate records and such documents and certificates of officers of the Company and others and considered such questions of law and conducted such other investigations as we have deemed relevant or necessary as a basis for the opinions expressed herein.

We have assumed the genuineness and authenticity of all signatures on all documents submitted or presented to us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of documents submitted to us as certified, telecopied, conformed or photostatic copies. We have also assumed, without verification, the legal capacity of each individual who has executed documents or instruments in connection with the transaction contemplated hereby.

We have also assumed, without verification: (i) that the Purchaser is an existing limited partnership or body corporate, as the case may be, and has the power and authority to enter into and perform the Transaction Documents to which the Purchaser is a party; (ii) the due authorization, execution and delivery by the Purchaser of the Transaction Documents; (iii) that each of the Transaction Documents constitutes legal, valid and binding obligations of the Purchaser, enforceable in accordance with its respective terms; and (iv) that the representations and warranties made by the Purchaser in the Transaction Documents and pursuant thereto are true and correct.

As used in this opinion, the expression "to our knowledge" refers to the current actual knowledge of the lawyers of this firm who have worked on matters for the Company solely in connection with the Transaction Documents and the transactions contemplated thereby and without any independent investigation of any underlying facts or situations.

In expressing the opinion set forth in paragraph 1, we have relied exclusively upon a Certificate of Status dated July 23, 2003 issued by the Yukon Registrar of Corporations in respect of the Company (a facsimile copy of which is attached hereto).

In expressing the opinion set forth in paragraph 13 with respect to the issued and outstanding common shares in the capital of the Company, we have relied entirely on the advice of Pacific Corporate Trust Company in its capacity as the Company's registrar and transfer agent.

The opinions expressed herein are subject to the following qualifications:

(a) a judgment in money rendered by a court in Canada must be awarded in Canadian currency and such judgment may be based on a rate of exchange on a day other than the day of payment of such judgment;

(b) the validity, binding effect and enforceability of the Transaction Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to creditors' rights generally;

(c) the enforceability of the Transaction Documents and the rights and remedies set out therein may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and no opinion is given as to any specific remedy that may be granted, imposed or rendered. The limitation by general principles of equity include principles:

(i) governing the availability of specific performance, injunctive relief or other equitable remedies;

(ii) affording equitable defenses such as waiver, laches and estoppel against a party seeking enforcement;

(iii) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(iv) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

(v) requiring consideration of the materiality of a party's breach and the consequences of the breach to the party seeking enforcement;

(vi) requiring consideration of the enforceability or impossibility of performance at the time of attempted enforcement; and

(vii) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract;

(d) claims may become statute barred by the Limitation Act (British Columbia);

(e) the ability to recover a claim for certain costs or expenses may be subject to judicial discretion;

(f) our opinions are subject to the effect of generally applicable rules of law that:

(i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fairness in dealing, diligence and reasonableness;

(ii) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights, or limit the liability of a creditor for obligations incurred or assumed by such creditor;

(iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involved gross negligence, recklessness, willful misconduct or unlawful conduct; and

(iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(g) whenever our opinion herein with respect to the existence or absence of facts or circumstances is qualified by the phrase "to our knowledge" or similar language, it is intended to indicate that during the course of our representation of the Company, no information has come to our attention which would give us actual knowledge of the existence of such facts or circumstances. However, except to the extent expressly set forth herein, we have not undertaken any special or independent investigation to determine the existence or absence of such facts or circumstances, and no inference as to our knowledge of the existence of such facts or circumstances should be drawn merely from our representation of the Company; and

(h) this opinion is restricted to the matters expressly referred to herein and no opinion is intended to be given or to be implied with respect to any other matter.

Based and relying upon and subject to the foregoing, we are of the opinion that at the date hereof:

1. The Company has been continued and is validly subsisting under the laws of the Yukon and is, according to the records of the office of the Registrar of Corporations for the Yukon, in good standing with respect to the filing of annual returns.

2. The Company has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. The Company and each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

3. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities.

4. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required.

5. Each of the Transaction Documents has been duly executed and delivered by the Company and each of the Agreements constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

6. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Securities, do not and will not:

(a) result in a violation of the Company's Articles of Continuance or Bylaws;

(b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up", refusal or similar provision of any underwriting or similar agreement to which the Company is a party; or

(c) result in a violation of any federal, provincial or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for: (i) such violations as would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) the New York Fraudulent Practices ("Martin") Act, General Business Law, Ch. 20, Art. 23-A, in respect of which we express no opinion.

7. To our knowledge, the Company is not in violation of any terms of its Articles of Continuance or Bylaws.

8. When issued and paid for, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles of Continuance or Bylaws or, to our knowledge, in any agreement to which the Company is party.

9. To our knowledge, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, which individually or in the aggregate, would have a Material Adverse Effect nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations.

10. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

11. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the SEC Documents or the Transaction Documents.

12. The issuance of the Shares and the Warrant Shares will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

13. The authorized capital of the Company consists of 200,000,000 common shares without par value and 20,000 preferred shares, par value CDN$1,000, of which 49,957,619 common shares and no preferred shares are issued and outstanding.

14. In any proceedings undertaken in courts of competent jurisdiction in the Province of British Columbia to enforce and interpret the Transaction Documents governed by the laws of New York, with respect to issues that would be characterized by courts in the Province of British Columbia as contract issues, the courts would, to the extent pleaded and proved, enforce the Transaction Documents governed by the laws of New York in accordance with the laws of New York, except that courts in the Province of British Columbia:

(a) will apply only procedural laws of the Province of British Columbia and may apply laws of mandatory application;

(b) may not enforce an obligation enforceable under the laws of New York where performance of the obligations would be illegal by the law of the place of performance; and

(c) may reserve to themselves an inherent power to decline to hear such an action if it is contrary to public policy, as such term is understood under the laws of the Province of British Columbia, for them to do so, or if they are not the proper forum to hear such action, or if concurrent proceedings are being brought elsewhere.

15. Courts of competent jurisdiction in the Province of British Columbia would enforce a final, conclusive and subsisting judgment in personam of the court of New York enforcing the rights of the Purchaser under the Transaction Documents governed by the laws of New York as against the Company if certain criteria are met, including, without limitation the following:

(a) the judgment was for a sum certain in money;

(b) the New York court had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia and the New York court;

(c) the judgment was not obtained by fraud or in a manner contrary to natural justice;

(d) the enforcement of the judgment would be consistent with laws of mandatory application and principles of public policy in the Province of British Columbia;

(e) no new admissible evidence, right of defense relevant to the action accrues or is discovered prior to the rendering of judgment by the courts of the Province of British Columbia;

(f) the enforcement of the judgment would not constitute, directly or indirectly, the enforcement of a foreign revenue, penal or expropriatory laws; and

(g) there has been compliance with the limitations statute of the Province of British Columbia, which requires that an action to enforce a foreign judgment must be commenced within a period of six years of the date of the foreign judgment in the Province of British Columbia.

[Items 16 and 17 to be included in Opinion pursuant to Section 5.3 at each Draw Down.]

16. [The Registration Statement has been declared effective by the SEC and no stop order is in effect with respect to the Registration Statement. Assuming compliance by the Purchaser with the "Plan of Distribution" caption of the Registration Statement and timely compliance by the Purchaser with all prospectus delivery requirements, the Shares shall be freely transferable by Purchaser.

17. Nothing has come to our attention that has caused us to believe that the Registration Statement and the Prospectus at the time the Registration Statement became effective and as of the date of this opinion contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; however, we express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data derived therefrom included in the Registration Statement or the Prospectus]

This opinion may not be relied upon by any person or entity other than the addressees hereof, their successors and their assigns of whom we have notice at the time of the assignment, and this opinion may not be circulated, quoted or otherwise referred to for any purpose other than in connection with the transactions contemplated by the Transaction Documents, in each case, without our prior written consent. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur that did not exist on the date hereof.

EXHIBIT E

Exhibit D

DRAW DOWN NOTICE/COMPLIANCE CERTIFICATE

SmarTire Systems, Inc.

The undersigned hereby certifies, with respect to shares of Common Stock of SmarTire Systems, Inc. (the "Company") issuable in connection with this Draw Down Notice and Compliance Certificate dated _____________ (the "Notice"), delivered pursuant to the Securities Purchase Agreement dated as of July __, 2003 (the "Agreement"), as follows:

1. The undersigned is the duly appointed Chief Executive Officer or Chief Financial Officer of the Company.

2. Except as set forth on the schedules attached hereto and the SEC Documents (as defined in the Agreement), the representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties are expressly made as of a particular date.

3. The Company has performed in all material respects all covenants and agreements and conditions required under the Agreement to be performed by the Company on or prior to the date of this Draw Down Notice.

4. The Investment Amount is $___________.

5. The Threshold Price is $____________.

6. The Draw Down Pricing Period shall commence on ____________.

The undersigned has executed this Certificate this ____ day of ________, _____.

SMARTIRE SYSTEMS, INC.

By:
Name:
Title:

 EXHIBIT B

Exhibit E

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

STOCK PURCHASE WARRANT

To Purchase 1,000,000 Shares of Common Stock of

SmarTire Systems, Inc.

THIS STOCK PURCHASE WARRANT CERTIFIES that, for value received, Talisman Management Limited (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after July 23, 2003 (the "Initial Exercise Date") and on or prior to the close of business on the third anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from SmarTire Systems, Inc., a corporation incorporated in the Yukon Territory (the "Company"), up to 1,000,000 shares (the "Warrant Shares") of Common Stock, no par value per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $0.1955, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Common Stock Purchase Agreement (the "Purchase Agreement"), dated July 23, 2003, between the Company and the investors signatory thereto.

1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3. Exercise of Warrant.

(a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank or by means of a cashless exercise pursuant to Section 3(d), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the fifth (5th) Trading Day after the date of exercise, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the third Trading Day after the date of exercise, and if after such fifth (5th) Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 3(c) may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 3(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

(d) If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder, this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Closing Price on the Trading Day preceding the date of such election;

(B) = the Exercise Price of the Warrants, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7. Transfer, Division and Combination.

(a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11. Adjustments of Exercise Price and Number of Warrant Shares.

(a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) Anti-Dilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable hereunder and for which this Warrant is then exercisable pursuant to Section 1 hereof shall be subject to adjustment from time to time as provided in this Section 11(b). In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

(i) Adjustment of Exercise Price. Except as set forth in Section 11(b)(ii)(E), if and whenever the Company issues or sells, or in accordance with Section 11(b) hereof is deemed to have issued or sold, any shares of Common Stock for an effective consideration per share of less than the then Exercise Price or for no consideration (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance"), then, the Exercise Price shall be reduced to equal the Base Share Price, provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Capital Share Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock. Such adjustment shall be made whenever such shares of Common Stock or Capital Share Equivalents are issued.

(ii) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 11(b) hereof, the following will be applicable:

(A) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the effective price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price ("Below Base Price Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Base Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company. For purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon the exercise of such Below Base Price Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Base Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Base Price Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Base Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Base Price Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Base Price Options.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company. For the purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

(C) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(D) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value (closing bid price, if traded on any market) thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

(E) Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, no adjustment will be made under this Section 11(b) in respect of (1) the granting of options to employees, officers and directors of the Company pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or (2) upon the issuance or exercise of any Securities pursuant to the Purchase Agreement, or (3) upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the Original Issue Date, provided that the securities have not been amended since the date of the Purchase Agreement, or (4) acquisitions or strategic investments, the primary purpose of which is not to raise capital.

(iii) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event, or (b) cash equal to the value of this Warrant as determined in accordance with the Black-Sholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

15. Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right,

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

17. Miscellaneous.

(a) Jurisdiction. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules.

(b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: July 23, 2003

SMARTIRE SYSTEMS, INC.

By: /s/ Robert Rudman
Name: Robert Rudman
Title: President and CEO

NOTICE OF EXERCISE

To: SmarTire Systems, Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of SmarTire Systems, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(d).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[HOLDER]

By: ______________________________
Name:
Title:

Dated: ________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder's Signature: _____________________________

Holder's Address: _____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.